Exhibit 99.2

Premier Provider of Unified Communications and Cloud-Focused Managed Services Investor Presentation February 2019 Reach a Higher State of Connectedness

This presentation is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between U.S. TelePacific Holdings Corp. (“TPx” or the “Company”) and Pensare Acquisition Corp. (“Pensare”) and related transactions (the “Potential Business Combination”). The information contained in this presentation is not, and should not be assumed to be, complete and does not present all the information that investors may require or desire in considering the Potential Business Combination. It is not intended to form the basis of any investment decision or any other decision in respect of the Potential Business Combination. No representation is made as to the reasonableness of the assumptions made in this presentation or the accuracy or completeness of any projections or modeling or any other information contained in this presentation. Any data on past performance or modeling contained in this presentation is no indication as to future performance. Neither Pensare nor TPx assume any obligation to update the information in this presentation. Industry Data Market data and industry data used throughout this presentation is based on information derived from third-party sources, TPx management’s knowledge of its industry and good faith estimates of TPx management. While TPx management believes that the third-party sources from which market and industry data has been derived are reputable, TPx has not independently verified such market and industry data, and you are cautioned not to give undue weight to such market and industry data. Cautionary Statement Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, conveying the expectations of management of TPx and/or Pensare as to the future based on plans, estimates and projections at the time the Company and/or Pensare makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company and Pensare caution you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this presentation include, but are not limited to, statements related to anticipated growth in the Company’s industry, the Company’s strategy and ability to grow, the Company’s anticipated future financial performance, the anticipated timing of the transactions described herein, the completion of the transactions on the terms proposed, the financing of the transactions on terms currently anticipated, and the potential impact the transactions will have on the Company and Pensare. Such statements generally include words such as “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues” or similar expressions. The forward-looking statements contained in this presentation are based on the Company’s and/or Pensare’s current expectations and projections about future events and trends that it believes may affect TPx’s or the combined company’s financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. You should not place undue reliance upon these forward-looking statements as predictions of future events. Although the Company and Pensare believe that the expectations reflected in the forward-looking statements are reasonable, no guarantee can be made as to future results, level of activity, performance or achievements. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the transactions contemplated by the Potential Business Combination, including the proposed private placement of Pensare’s equity securities to certain institutional and other investors in connection with the Potential Business Combination; the inability to recognize the anticipated benefits of the Potential Business Combination, which may be affected by, among other things, the amount of cash available following any redemptions by Pensare stockholders; the ability to meet NASDAQ’s listing standards following the consummation of the transactions contemplated by the Potential Business Combination; costs related to the Potential Business Combination; TPx’s ability to execute on its plans to develop and market new products and the timing of these development programs; TPx’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of TPx’s solutions; the success of other competing technologies that may become available; TPx’s ability to identify and integrate acquisitions; the performance and security of TPx’s services; actual and/or potential litigation involving Pensare or TPx (including, without limitation, certain class action lawsuits that have been filed against TPx asserting claims of failure to pay overtime wages, failure to provide all meal and rest periods, failure to provide accurate wage statements, failure to pay wages upon termination and claims under the California Unfair Competition Law); and general economic and market conditions impacting demand for TPx’s services. Other factors include the possibility that the proposed transaction does not close, including due to the failure to receive required stockholder or regulatory approvals, or the failure of other closing conditions. The forward-looking statements included in this document are made as of the date of this presentation. The Company and Pensare disclaim any duty to update any of these forward-looking statements after the date of this presentation to confirm these statements in relationship to actual results or revised expectations. Use of Projections This presentation contains financial forecast information with respect to TPx. Such financial forecast information constitutes forward looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See “Cautionary Statement Concerning Forward-Looking Statements” above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this presentation, and the inclusion of such information in this presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. Important Information for Investors and Stockholders In connection with the Potential Business Combination, Pensare and TPx expect that a preliminary proxy statement of Pensare, which may include a registration statement, will be filed with the Securities and Exchange Commission (the “SEC”) and that Pensare will mail a definitive proxy statement to its stockholders. This Presentation is not a substitute for the proxy statement or registration statement or for any other document that Pensare may file with the SEC and send to its stockholders in connection with the Potential Business Combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with the SEC by Pensare through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Pensare are available free of charge and archived on www.pensaregrp.com. Non-GAAP Financial Terms Some of the financial information and data contained in this presentation is unaudited and does not conform to the SEC’s Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, the proxy statement to be filed with the SEC. This presentation includes references to financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including the measure Adjusted EBITDA. A reconciliation of certain of the non-GAAP measures contained herein can be found in the Appendix to the presentation. Any non-GAAP financial measures used in this presentation are in addition to, and not meant to be considered superior to, or a substitute for, the Company’s financial statements prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. The non-GAAP measures presented herein may not be comparable to similar non-GAAP measures presented by other companies. Participants in the Solicitation Pensare and TPx and their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies with respect to the Potential Business Combination under the rules of the SEC. Information about the directors and executive officers of Pensare is set forth in its Annual Report on Form 10-K for the fiscal year ended March 31, 2018. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above. 2

Today's Presenters

		Name & Title	Biography
Pensare Acquisition Corp.		**Darrell Mays** *Chief Executive Officer*	▪ Founded nSoro in 2004 and sold to MasTec (NYSE: MTZ) in 2008 ▪ Successfully grew communications division at MasTec to $2.4B+ in revenues and $300M in EBITDA ▪ Former Senior Executive at AT&T, Motorola, Ericsson and Palm
Pensare Acquisition Corp.		**Dr. Bob Willis** *President*	▪ Former President, nSoro; negotiated sale to MasTec in 2008 ▪ Founder and Former CEO of Foxcode Inc. (middle market merchant bank) and U.S. Shale Solutions, Inc. ▪ Founder and Former Chairman of Alpine Computer Systems (sold to AimNet Solutions) ▪ Structured and negotiated transactions with $15B+ EV
Pensare Acquisition Corp.		**Dr. David Panton** *Chief Strategy Officer*	▪ Chairman and CEO of Panton Equity Partners (family office) ▪ Co-Founder and Former Partner, Navigation Capital Partners (Goldman Sachs-backed PE firm) ▪ Sourced and structured 20+ transaction with $5B+ EV ▪ Negotiated sales to Dell, Blackstone and One Equity Partners
TPx Communications		**Dick Jalkut** *Chief Executive Officer*	▪ Grew TPx revenues from $58M in 2001A to $692M in 2018E (12x, 16% CAGR) ▪ 16 consecutive years of organic revenue growth ▪ Former President, CEO and Chairman, NYNEX Telephone Companies, a $20B+ revenue subsidiary of NYNEX Corp. (NYSE:NYN), which merged with Bell Atlantic in a $23B deal ▪ Former Chairman, Hawaiian Telcom (NASDAQ:HCOM); IPO'd at $12, sold to Cincinnati Bell at $35 ▪ Former Chairman, Birch Telecom and IKON Office Solutions (NYSE:IKN) ▪ Former Director, Covad Communications (AMEX:DVW), Digex (NASDAQ:DIGX), Univar (NYSE:UNVR) and HSBC Bank USA, a subsidiary of HSBC Holdings plc (NYSE:HSBC)
TPx Communications		**Tim Medina** *Chief Financial Officer*	▪ Led 8 successful acquisitions since joining TPx in 2005 ▪ Former CFO of two Investcorp[1] portfolio companies: ECI Conference Call Services and Independent Wireless One ▪ Former executive positions at Verizon and GTE

(1) Additional details available on slide 51

3

TPX

Today’s Agenda I. Introduction II. TPx Business Overview III. TPx Growth Strategy IV. TPx Financial Overview V. Transaction Details Appendix

I. Introduction

Situation Overview Pensare (NASDAQ: WRLS) is a Special Purpose Acquisition Company (“SPAC”), formed by Darrell Mays, that raised $310M in an IPO on July 27, 2017 – The Company was formed to create an attractive public company platform through a combination with a leading telecommunication firm TPx is an attractive platform for Pensare – TPx is a premier nationwide provider of Unified Cloud Communications and Managed Services – CY 2019E revenues of $707M and adjusted EBITDA of $137M (19% margin) – Leading player in the large ($170B+ in 2020E) and fast-growing Cloud Network Services (41% CAGR)(1) and Unified Communication-as-a-Service, or UCaaS (19% CAGR)(2) industries Pensare plans to acquire TPx – Under the contemplated terms, TPx shareholders would receive $248M in cash and 9.5M newly issued Pensare shares (subject to certain adjustments). Pensare would assume existing TPx net debt and would seek to reduce net debt post-close from 4.5x to 2.4x 2019E adjusted EBITDA(3) – Estimated pro forma TEV of the combined company is $1.1B, or 8.0x 2019E adjusted EBITDA TPx and Pensare are confident in their ability to grow and add value to the business – TPx has assembled an outstanding board of directors and plans to supplement the existing management team that Dick Jalkut, current CEO, has built over the past decade – Pensare would place 3.9M shares into an earn-out that is triggered at $13 and $15 per share(4) (1) 2015A to 2020E period; (2) 2017A to 2024E period; (3) Assumes no redemptions by Pensare stockholders in connection with the transaction; (4) The Pensare Founder Group has agreed to keep ~3.9M of their Founder Shares in an escrow that is released only when the stock price hits $13 per share (half of the shares in escrow) and $15 (half of the shares in escrow), or 18 months after closing of the transaction 6

Transaction Rationale & Investment Thesis

1. **Transaction Rationale**
   - Provides public currency to continue acquisition growth strategy
     - TPx has acquired 9 companies for a combined transaction value of $400M+ over the past 15 years
   - Reduces net debt from 4.5x to 2.4x 2019E adjusted EBITDA[1]
   - Implied enterprise value prices TPx at a 8.0x TEV / 2019E adjusted EBITDA multiple, a significant discount to peers
   - TPx's accomplished and cohesive management team has driven 16 consecutive years of organic growth
   - The Pensare team brings valuable industry relationships and incremental revenue opportunities
2. **Investment Thesis**
   - TPx is in the advanced stage of a business model transition to a pure play managed services and unified communications platform
     - Accelerating revenue growth rate profile
     - Higher gross margins (65%+ for UCaaS[2] and Managed IT Services)
     - Low capital intensity (total capex from 12% of 2014A revenue to 8% of 2019E revenue)
   - Pure play unified communication peers trade at higher multiples
   - Managed Services' ARPU[3] of ~$4,000 is ~10x greater than its closest competitors
   - Strong pipeline of 20K+ existing Business Services customers that can be converted to Managed Services
   - Reduced leverage creates opportunity to lower cost of debt
   - $400M+ in federal tax net operating loss (NOL) carryforwards expected to be available

(1) Assumes no redemptions by Pensare stockholders in connection with the transaction; (2) Unified Communications as a Service; (3) Monthly average revenue per customer

7

TPX

II. TPx Business Overview

TPx at a Glance 29K+ $137M 16 Customers $707M 2019E Adjusted Consecutive Years 53K+ 2019E Revenue EBITDA of Organic Growth Locations Diversified Multi-location Customer Base 15% 93% Top Verticals Served: 2019E Managed Monthly Recurring Banks / Professional Retail / Credit Unions Services Food Services Services Revenue Revenue as Percent Growth of Total Revenue Medical / Real Estate Wholesale Healthcare Awards and Recognitions(3) 1.1% $3,957 2018E Monthly 2018E Managed Churn(1) of Managed Services Services ARPU(2) Source: Company (1) Churn includes revenue lost from churned accounts and locations plus writedowns at contract renewal; (2) Monthly average revenue per customer; (3) Additional details available on slide 45 9

Successful Story of Organic and Inorganic Transformation

Evolution of a National Managed Services Provider

1998–2005	2006–2010	2011–2013	2014+



ATG
Acquired in May-02(1)
Pac-West Telecomm, Inc.
Acquired in Mar-05(1)
Mpower Communications
Acquired in Aug-06
O1 Communications
Acquired in Oct-10(1)
Arrival Communications
Acquired in Feb-07
OCiX
Acquired in Jun-11
telwest
Acquired in Oct-11
COVAD
Acquired in Apr-11(1)
DSCI
Acquired in Sep-16
TPX
Rebranded in April -17

High organic growth focused on Business Services	Growth and margin expansion during economic downturn	Diversification of services and geographic expansion	

Successful transition to Managed Services business

- Market focus on mid-sized, multi-location enterprises
- Full suite of products with focus on high-growth, high-margin Managed Services
- Dedicated Managed Services salesforce
- Stickier, higher ARPU(2) customers

(1) Acquired certain assets
(2) Monthly average revenue per customer

10

TPX

Robust Product Portfolio with End-to-End Solutions for Mid-Sized Enterprises

Broad Managed Services Platform Solving Communication, Collaboration, Security, Cloud Networking and Continuity Needs of Customers

UCX

Communications & Collaboration (UCaaS)

$155M 2019E Revenue (+24% YoY)[1]

Unified Communications Suite

CRM[2] Integration

Call Center

Professional Install / Training

TPX

Cloud Connectivity / Managed Networking

$210M 2019E Revenue (-1% YoY)[1]

SIP[3] Trunking

Internet Access

MPLS / VPLS / EPL[4]

Cloud Connect (Azure, Google, Amazon Web Services)

MSX

Managed IT

$90M 2019E Revenue (+79% YoY)[1]

SD-WAN[5]	Backups
WAN[6]	Servers
Office 365	Data Centers
Firewall	SOCs[7]
Endpoints	

- Full range of essential managed services ideal for mid-market
- Addressing complex collaboration challenges of distributed, multi-location organizations
- Nationwide footprint (physical and SD-WAN[5]) for seamless connectivity
- UCaaS and Managed IT line of business structure brings focus / expertise in an integrated and complementary fashion
- Industry-leading customer service focus / performance
- Unique integrated IT infrastructure (Dash) – proprietary, OSS / BSS[8] capabilities

(1) Total 2019E Managed Services Revenue of $474M includes $18M of Other Managed Services Revenue, which is not shown in the above graphic; (2) Customer Relationship Management; (3) Session Initiation Protocol; (4) MPLS: Multiprotocol Label Switching, VPLS: Virtual Private LAN Services, EPL: Ethernet Private Line; (5) Software-defined Wide Area Network; (6) Wide Area Network; (7) Security Operations Centers; (8) Operations Support System / Business Support System

11

Full-featured, Unified Communications Service in the Cloud

- Cloud-based platform with best-in-class performance and quality built on Broadsoft technology platform
- Integrated platform with deep feature functionality and ability to bolt on additional services
- Highly scalable and reliable platform with best-in-class customer support
- Flexible solution that allows customers to seamlessly incorporate third-party applications

UCaaS offering includes collaboration, desktop sharing, video conferencing and full mobility, all in an integrated format with flexible and advanced delivery methods

VOICE

VIDEO

INSTANT MESSAGING

PRESENCE

CALL CENTER

DESKTOP SHARING

MOBILITY

COLLABORATION

INTEGRATION

12

Managed Services for Security, Monitoring and Performance of Critical IT Systems and Applications Managed IT Services provides customers with 24/7/365 support, ensuring improved performance, ongoing productivity and cost savings Modular suite of managed IT services for customers’ most critical IT infrastructure; enables TPx to entrench deeper into the trusted advisor role with customers SD-WAN(1) enabled end-to-end solutions integrated with other TPx services Unique managed end-points and managed back-up approach provides security and restoration within 15 minutes Geo-redundant Security Operations Center (SOC) infrastructure operating 24/7 Comprehensive approach from technical design, configuration, installation to monitoring & management Supported by engineers certified on major technology platforms including Microsoft, Fortinet Networks, Cisco and more Full IT monitoring and support, including performance analysis, patch updates and remote problem resolution FIREWALLS SERVERS WAN(2) END-POINTS DATA CENTERS BACK-UP OFFICE 365 (1) Software-defined Wide Area Network; (2) Wide Area Network 13

Integrated Platform Designed to Deliver an Unparalleled Customer Experience

- 100% nationwide coverage through 50+ regional and national POPs[1]
- Dash is an integrated, end-to-end platform for order management, provisioning, network inventory, repair, field operations, service activation and billing
- Operating one of the largest Broadsoft platforms with >140K UCaaS seats and >220K SIP[2] call paths
- Strategically architected and deployed SD-WAN[3] gateways enable seamless integration with MPLS[4] for hybrid WAN[5] solutions and 100% UCaaS Service Level Agreements (SLAs)
- Six fully certified[6] data centers; direct connections also available to Amazon Web Services, Google Cloud, Microsoft Azure and other SaaS[7] providers
- Two fully-certified[6] Security Operations Centers (SOCs) monitoring security services and providing remediation 24/7

Ubiquitous National Coverage


Seattle
San Francisco
Los Angeles
Denver
Chicago
Dallas
Houston
Atlanta
Boston
National POP
Regional POP
LEC[8] Collocation
Fixed Wireless Base Station
National Backbone
Regional Backbone
LEC Wire Center Coverage


CYBER SECURITY
OPERATIONS CENTER
TPX

(1) Points of Presence; (2) Session Initiation Protocol; (3) Software-defined Wide Area Network; (4) Multiprotocol Label Switching; (5) Wide Area Network; (6) Certifications include Statement on Standards for Attestation Engagements 18 (SSAE-18), Security Operations Center Type 1 (SOC 1) and Security Operations Center Type 2 (SOC 2); (7) Software as a Service; (8) Local Exchange Carrier

14

Poised to Capitalize on Strong Industry Growth Strong Secular Tailwinds in Cloud Services, IT Outsourcing and Unified Communications Total Addressable Market ($B) Industry Drivers $18.0 (1) $15.9 $16.0 ”Anytime, anywhere and any device” $14.0 connectivity $12.0 $10.0 Increasingly mobile workforce $8.0 $6.0 $4.8 Increased technological awareness $4.0 Growing preference for cloud-based solutions $2.0 Global UCaaS Market rather than on-premise systems $0.0 2017A 2024E $200.0 $174.3 (2),(3) Strong demand for agile and on-demand $160.0 services $120.0 Increased adoption of IT-outsourced solutions $80.0 Business-centric approach to IT $40.0 $31.0 Migration to the cloud and IT services outsourcing U.S. Cloud Services $0.0 2015A 2020E (1) Frost & Sullivan; (2) MarketLine; (3) Defined as revenues accrued from IaaS (Infrastructure as a Service), PaaS (Platform as a Service) and SaaS (Software as a Service) 15

Clear Competitive Advantage

	RBOC / ILEC[1]	Cable	Regional and National CLECs[2]	Pure-Play UCaaS Providers	Managed Services / Enterprise Connectivity Providers	
Companies	CenturyLink, at&t, verizon, Frontier	COX, COMCAST, Charter	windstream, fusion	8x8, Vonage, RingCentral	MASERGY, gtt	TPX
Target Customers						
Small Businesses	✓	✓	✓	✓		✓
Mid-Sized Enterprises	✓			✓		✓
Large Enterprises	✓				✓	
Capabilities						
UCaaS	◔	◔	◔	●	◑	●
Managed Security	◑	◔	◔	◔	◕	●
IP Network	●	◕	●	◔	●	●
Cloud Network	●	◕	●	◔	●	●
SIP[3] Trunking	●	◔	●	◔	◕	●

Why TPx Wins

- ✓ Unique position as an industry-leading, end-to-end solution
- ✓ Full suite of products and best-in-class customer service
- ✓ Trusted partner to customers for service deployment, delivery and management of cloud and IT systems
- ✓ Significant cost savings and efficiencies delivered by a single vendor
- ✓ Customers frustrated with incumbents' poor quality of service

Source: Company

(1) RBOC: Regional Bell Operating Company; ILEC: Incumbent Local Exchange Carrier; (2) Competitive Local Exchange Carrier; (3) Session Initiation Protocol

16

Diversified and Resilient Customer Base

Attractive Customer Base

- ✓ 29K+ customers; 53K+ locations
- ✓ Primarily targeting mid-sized enterprises
- ✓ Top 25 customers account for just 5.0% of total monthly revenue, with no customer accounting for >0.5%
- ✓ Longstanding customer tenure – average customer life of 5.6 years (10.4 years for Managed Services)(1)

Top Verticals

Medical / Healthcare
- Medical Offices / Clinics
- Allied Services
- General Medical / Surgical Hospitals

Professional Services
- Legal
- Business / Management Consulting
- Social Services (Individual & Family Services)

Financial, Insurance & Real Estate Services
- Banks / Credit Unions
- Real Estate Agents

Retail
- Restaurants
- Car Dealerships
- Misc. Retails Stores
- Grocery Stores

Wholesale
- Durable / Non-durable goods

Source: Company
(1) Implied average customer life based on monthly churn divided by account base

17

TPX

Illustrative Customer Case Study

Comprehensive Solution for Complex Voice, Connectivity and IT Services with Best-in-class Quality & Support

Customer

- Regional hospital with 7 locations; limited IT staff

Objectives

- Supplement existing provider contract
- Increase bandwidth and speed
- Upgrade to a secure, reliable network
- Lower overall costs
- Avoid high, one-time capex
- Reduce number of vendors
- Meet compliance requirements

Why They Chose TPx

- Frustrated with quality and service of incumbent provider
- Desired a complete, one-stop solution
- Wanted a "trusted advisor"
- Impressed with technical knowledge and expertise
- Appreciated "white glove" customer service

TPx Solution

- TPx Complete Bundle: 10 seats / location
- UCaaS, virtual fax and managed firewall
- Hybrid SD-WAN over existing provider network at 5 locations; TPx ethernet at 2 others
- Managed connectivity: high speed internet access, 50MB fiber circuits
- Managed back-up, Office 365 and datacenter colocation for servers

Results

- Full unified communications functionality with new phones and equipment
- Consolidated four vendor invoices into one
- Fully compliant
- 100% uptime Service Level Agreement (SLA)
- Faster, better, more secure and more reliable internet across locations
- Saved $100K+ / year
- Reduced cash outflow to a lower monthly payment

18

Best-in-Class Service Levels and Full Suite of Products Drive Customer Retention High-touch Customer Service Culture Enhanced by Network Reliability and Reputation Net Promoter Score Benchmarking(1),(2) 80 71 62 60 50 43 15 7 -3 Telecom B2B Global Average: 24 -3 Tech B2B Global Average: 21 -4 -15 -5 5 15 25 35 45 55 65 75 85 (1) Source: Customer.guru, CustomerGauge and NPS Benchmarks; (2) Net Promoter Score is a management tool used to gauge the loyalty of a firm’s customer relationships 19

Land and Expand Model — Powerful Customer Expansion Dynamics Ability to Build Long-Term Relationships with our Top Customers Top 10 Customers – Tenure and Monthly Revenue Growth Since Tenure ($ in ‘000s) Tenure (years) Monthly Rev. CAGR Fortune 500 management 5.9 35% consulting firm National automotive 3.2 155% financing services provider Large warehouse-style food 5.5 8% and supply retailer Fortune 50 (subsidiary) managed healthcare plan 13.6 9% provider Full-service real-estate 1.9 203% brokerage firm Leading provider of kidney 5.4 16% dialysis therapy State government public 3.9 1% information office Government-sponsored health insurance 3.9 19% marketplace Large regional grocery retailer 6.2 61% Leading regional healthcare services provider 5.5 20% Source: Company Note: Financials and statistics as of November 2018 20

Visionary and Experienced Management Team Years of Experience Name & Title Background (TPx / Industry) Richard (Dick) A. Jalkut Home Wireless Networks 17 / 40 Chairman, President and CEO Pathnet Timothy J. Medina ECI Conference Call Services 14 / 30 EVP and CFO Independent Wireless One Holdings Russ Shipley 16 / 34 EVP, Wholesale Engineering & Operations David Zahn 15 / 24 SVP, Marketing Ken Bisnoff 20 / 30 CallManage SVP, Strategic Opportunities Michael James 19 / 40 SVP, Customer Experience Josephine Young Digital Access 12 / 26 SVP, Information Technology Southern Pacific Telecommunications Andrew Paretti 17 / 33 Brooks Fiber Communications President, California & Nevada Jim Delis 2 / 30 SVP, National Channel Development Bill Hunt 3 / 25 SVP, General Counsel and Secretary Jamie Minner 1 / 15 Vice President, UCx Jared Martin 7 / 20 BigCity Networks Vice President, MSx Nathan Bledsoe 1 / 23 CloudPeer Networks Starlink Vice President, Managed Connectivity 21

Recent and Planned Additions to the TPx Team

	Name	Biography
	**Lawrence E. Mock, Jr.**	▪ Chairman, Pensare Acquisition Corporation (NASDAQ: WRLS) ▪ Co-Founder and Managing Partner, Navigation Capital Partners (PE firm) ▪ Founder, President and CEO of Mellon Ventures (PE firm) ▪ Has led 150+ private equity investments with an EV of $15B+ ▪ Focus areas: M&A and value-creation strategy
	**Clark Peterson**	▪ Chairman, Cloud Communications Alliance ▪ Director, TPx Communications(1) ▪ Former President and Chief Evangelist of Vonage Business ▪ Former CEO of Telesphere (leading UCaaS provider acquired by Vonage in 2014) ▪ Helped grow Vonage Business from $8M to $500M+ in revenues ▪ Former President of Clearwire & President at XO Communications ▪ Focus areas: M&A, sales and marketing and product development strategy
	**Graham McGonigal**	▪ Chief Technology Officer, Pensare Acquisition Corporation ▪ Former Chief Network Officer at Vonage ▪ Former Chief Operating Officer of nSoro and MasTec Network Solutions ▪ Former Executive at AT&T, Cingular Wireless and Bellsouth Mobility ▪ Focus areas: technology, network, and product development strategy

(1) Clark Peterson joined TPx's Board of Directors in October 2018

22

III. TPx Growth Strategy

Business Strategy 1. Accelerate Organic Growth in UCaaS and Managed Services – Continue scaling UCaaS and Managed IT services into existing base and through customer acquisition – Leverage national capabilities and channels to further broaden customer base – Deploy new products (Security, Contact Center) with selective 3rd party bolt-on solutions to Broadsoft to increase competitiveness and meet demand – Ability to expand internationally through Broadsoft partner – Enhanced sales force incentive structure to accelerate UCaaS and Managed IT services into new customer acquisition and customer conversions 2. Pursue Accretive Acquisitions – TPx management has successfully completed and integrated 9 previous acquisitions – Focus on geographic expansion and high-margin product offerings – Reduced leverage and public currency enhances ability to make accretive acquisitions – Dash OSS(1) platform provides for seamless integration of future acquired companies 3. Focus on Total Stockholder Returns – Focus on reduced capital spend including increased use of “over-the-top” installations – Reduce debt to minimize interest expense – Drive increase in adjusted EBITDA and gross margins 4. Maintain a Conservative Capital Structure – Long-term target maximum net debt to adjusted EBITDA ratio of 3.0x; reduce debt post-acquisitions (1) Operations Support System 24

Multiple Vectors to Accelerate Growth Further Penetrate Existing Customers and Gain New Logos Penetrate Untapped Markets Expand on Cloud / Managed Services Offerings Gain Further Scale / Enhanced Product Offerings Through M&A Capitalize on Strong Industry Tailwinds Geographic Expansion 25

Driving Growth Via a Multi-channel Go-To-Market Strategy

Routes to Market

% of 2018 Bookings


Base & Premier 38%
Direct Sales 33%
Agent 28%

Salesforce Distribution


Premier Account Managers ~35
Basic Account Managers ~90
Direct Sales ~150
Channel ~35

Go-to-Market Strategy

- Focus on customers with significant upsell opportunities and appetite for Managed Services solutions
- Shifted pricing strategy to leverage higher value UCaaS and Managed IT services
- Specialized sales rep groups within organization for specific sales cases
  - New account acquisition (~150 direct sales and ~35 channel managers)
  - Upsell / cross-sell Managed Services offerings (~90 basic account managers)
  - Concierge service / deeper account penetration for clients with $5,000+ monthly recurring revenue (~35 premier account managers)
- Leveraging national channels to expand reach and accelerate new opportunity creation

26

Accretive Acquisition Strategy TPx intends to selectively pursue strategic and tactical acquisitions that meet certain criteria, with a consistent, long-term goal of maximizing shareholder value; the Dash platform was purpose-built to rapidly and seamlessly consolidate complementary businesses Acquisition Target Categories Acquisition Criteria Geographic Accretive to revenue growth Accretive to cash EPS Scale Predictable, recurring revenue Innovative Products / Technology Scalable, leverageable UCaaS / CPaaS / CCaaS(1) Low capital intensity / high cash conversion Managed Services Complementary technology offerings Opportunistic / Financial Strong chemistry / cultural fit (1) UCaaS: Unified Communications as a Service; CPaaS: Communications Platform as a Service; CCaaS: Contact Center as a Service 27

IV. TPx Financial Overview

Financial Highlights Projected revenue of $707M in 2019E Strong Financial 16 consecutive years of organic growth Performance High revenue visibility – monthly recurring revenue represents 93%+ of revenue Proven Success in 62% of total Q4’18E revenue with monthly ARPU(1) of $3,935 (4% YoY growth) Valuable Managed 17% 2018E segment growth; UCaaS 2018E revenue growth of 34% Services Segment Best-in-class customer retention: 1.1% 2018E churn(2) 2019E gross margin of 53% and adjusted EBITDA margin of 19% Differentiated Favorable mix shift drives improved margin structure Margin Profile Significant leverage in the model – potential for margin expansion Projected Adjusted EBITDA of $137M for 2019E Strong EBITDA EBITDA improvement allows for continued deleveraging Characteristics Successful transition to asset-light model; capex as a percentage of revenue is expected to decline to less than 8% of 2019E revenue Source: Company (1) Monthly average revenue per customer; (2) Churn includes revenue lost from churned accounts and locations plus writedowns at contract renewal 29

Proven Track Record of Delivering Consistent Revenue Growth ($ in MM) Strong track record of growing in all business cycles Consistent organic growth supplemented with successful strategic acquisition strategy Revenue ($M) Recession Recession $750 $692 $679 $675 $638 $618 $603 $600 $581 $554 $525 $503 $463 $444 $453 $450 $422 $375 $300 $273 $225 $171 $150 $120 $105 $69 $75 $58 $- 2001A 2002A 2003A 2004A 2005A 2006A 2007A 2008A 2009A 2010A 2011A 2012A 2013A 2014A 2015A 2016A 2017A 2018E Source: Company 30

Predictable Recurring Revenue and Attractive EBITDA Growth Profile Revenue (Excluding Inter-carrier Compensation)(1) ($M) YoY Growth 4.0% 6.4% 2.2% 2.3% 2.4% 3.3% 6.1% $900 $790 $721 $745 $750 $688 $704 $83 $673 $608 $633 $114 $173 $600 $230 $277 $321 $450 $347 $366 $707 $300 $631 $548 $474 $353 $411 $150 $286 $243 $0 2015A 2016A 2017A 2018E 2019E 2020E 2021E 2022E Managed Services Other Revenue Adjusted EBITDA (Excluding Inter-carrier Compensation)(1) ($M) % Margin 20.4% 20.2% 18.9% 18.2% 19.0% 20.1% 21.6% 22.7% $200 $179 $161 $160 $145 $134 $124 $128 $127 $126 $120 $80 $40 $0 2015A 2016A 2017A 2018E 2019E 2020E 2021E 2022E Source: Company (1) Results include the financial performance of DSCI as of the acquisition close date (September 19, 2016). Inter-carrier compensation (a component of Other Revenue) was impacted due to a regulatory change in 2012. The impact of inter-carrier compensation has been removed from the above charts. 31

Accelerating Managed Service Performance Monthly Contracted Orders Managed SD-WAN(1) Locations (‘000s) UCaaS Seats (‘000s) 1,000 7 180 782 6 5.4 138 144 800 740 150 129 633 5 120 4.4 114 120 600 496 4 3.6 395 2.8 90 400 3 2.1 60 2 200 30 1 0 0 0 Q4’17A Q1’18A Q2’18A Q3’18A Q4’18E Q4’17A Q1’18A Q2’18A Q3’18A Q4’18E Q4’17A Q1’18A Q2’18A Q3’18A Q4’18E Firewall Locations Managed Services Accounts (‘000s) Managed Services ARPU(2) 800 12.0 $4,800 663 $3,897 $3,957 626 9.5 574 9.0 $4,000 600 545 9.0 8.2 8.5 8.0 480 $3,200 400 6.0 $2,400 $1,600 200 3.0 $800 0 0.0 $0 Q4’17A Q1’18A Q2’18A Q3’18A Q4’18E Q4’17A Q1’18A Q2’18A Q3’18A Q4’18E 2017A 2018E Source: Company (1) Software-defined Wide Area Network; (2) Monthly average revenue per customer 32

TPx has Successfully Transitioned to a Managed Services Provider Contracted sales have risen steadily during 2018 driven by increased sales rep and agent channel adaption to selling TPx’s UCaaS and managed IT servicesTPx expects these sales trends to continue improving due to a focus on attracting and retaining higher caliber sales reps as well as expanding the national agent channel footprint. Average Monthly New Logo and Conversion Bookings ($ in ‘000s) $800 $752 $744 $765 $705 $709 $656 $68 $614 $625 $64 $214 $163 $600 $309 $137 $93 $114 $400 $644 $697 $529 $542 $519 $500 $532 $200 $443 $0 FY 2016A Q1 ‘17A Q2 ‘17A Q3 ‘17A Q4 ‘17A Q1 ‘18A Q2 ‘18A Q3 ‘18A Managed Services Business Services Managed Services as % of Revenue 11% 35% 41% 2013A 2018E 2022E 59% 89% 65% Source: Company Managed Services Other Revenue 33

Attractive Tax Asset and Financial Profile Adjusted EBITDA growth and low capex intensity (2017A organic capex 10% of revenue) expected to drive 16% 2017A-2022E CAGR in adjusted EBITDA less organic capexWith a new capital structure following the acquisition, TPx is expected to have lower leverage which would greatly increase financial flexibilityAttractive tax asset, driven by $400M+ in federal tax net operating loss (NOL) carryforwards Adjusted EBITDA Less Organic Capex ($M)(1) $140 $132 100% $116 $112 $99 80% $85 73% $84 72% 60% $74 67% $61 62% 57% $56 46% 40% $28 20% $0 0% 2017A 2018E 2019E 2020E 2021E 2022E Adjusted EBITDA Less Organic Capex Adjusted EBITDA Less Organic Capex Conversion(2) Adjusted EBITDA $132 $129 $137 $147 $163 $181 Organic Capex $71 $55 $53 $48 $47 $49 Integration Capex $8 $4 $3 $2 - -Organic Capex as 10.5% 8.0% 7.4% 6.6% 6.2% 6.2% % of Total Revenue Source: Company (1) Adjusted EBITDA less organic capex does not account for reductions in working capital related to managed services equipment sales ($30M in 2018, $20M in 2019, $10M in 2020); (2) Adjusted EBITDA less organic capex conversion defined as (Adjusted EBITDA – Capex) / Adjusted EBITDA 34

Compelling Financial Model Driving Margin Expansion 2017A 2018E 2022E Revenue Growth 1% 2% 5%+ Gross Margin 53% 52% 57%+ Adjusted EBITDA Margin 19% 19% 22%+ Adjusted EBITDA Less 9% 11% 15%+ Organic Capex Margin Source: Company 35

V. Transaction Details

Transaction Overview

Transaction Summary

- Pensare Acquisition Corp. (NASDAQ: WRLS) plans to acquire U.S. TelePacific Holdings Corp., d/b/a TPx Communications
- At the closing, the new combined company would be renamed "TPx Corp." and would be listed on Nasdaq under the ticker "TPXC"
- Under the contemplated terms, TPx shareholders (including Investcorp[1] and Clarity Partners) would receive $248M in cash consideration and 9.5M newly issued Pensare shares (subject to certain adjustments)
- Pensare would assume existing TPx net debt of $622M and expects to use trust cash and expected proceeds from PIPE offering to reduce net debt to $325M (4.5x 2019E adjusted EBITDA to 2.4x 2019E adjusted EBITDA)[2]
- Estimated pro forma enterprise valuation of the combined company is $1.1B, or 8.0x 2019E adjusted EBITDA
- In connection with the transaction, Pensare is considering refinancing alternatives to optimize the new entity capital structure and further reduce the existing cost of debt
- Completion of the transaction is expected for 2019, subject to standard closing conditions and obtaining regulatory approvals

Committed Stakeholders

- After the Transaction, existing TPx stockholders, including Investcorp[1], are expected to own ~12.7% of the combined company[2], and will have board representation
- The Pensare Founder Group has agreed to keep ~3.9M of their Founder Shares in an escrow that is released only when the stock price hits $13 per share (half of the shares in escrow) and $15 (half of the shares in escrow), or 18 months after closing of the transaction

(1) Additional details available on slide 51; (2) Assumes no redemptions by Pensare stockholders in connection with the transaction

37

Proposed Transaction Terms

($ in millions, except per share amounts)

Sources & Uses

Sources:	
Cash in Pensare Trust[1]	$ 290.3
Expected Proceeds from PIPE Offering[2],[3]	300.0
Seller Rollover Equity[4]	95.0
Total	**$ 685.3**

Uses:	
Cash to Seller	$ 248.0
Cash to Balance Sheet	297.3
Seller Rollover Equity	95.0
Estimated Transaction Fees & Expenses	45.0
Total	**$ 685.3**

Pro Forma Firm Value

Share Price at Trust[5]	**$10.27**
Shares Outstanding[6]	74.7
Equity Value	**$767.9**
Plus: Net Debt[7]	622.0
Less: Cash to Balance Sheet	(297.3)
Total Enterprise Value (TEV)	**$ 1,092.6**

TEV / 2019E Adjusted EBITDA ($137M)	**8.0x**
Net Debt / 2019E Adjusted EBITDA ($137M)	**2.4x**

Pro Forma Ownership[6]



41.9%
40.1%
5.2%
12.7%
Public
PIPE
Founder
Rollover

Source: Company

(1) Estimated trust account as of May 2019 and assumes no redemptions by public stockholders in connection with the transaction; (2) PIPE: Private Investment in Public Equity; (3) Assumes 30M shares at a share price of $10.00; (4) Represents 9.5M shares at a share price of $10.00; (5) Estimated share price of Pensare's cash in trust at as of May 2019; (6) Assumes no redemptions by public stockholders in connection with the transaction and excludes 3.9M Founder Shares (out of 7.8M) shares to be held in escrow that is released based on a share price of $13.00 (Tranche 1) and a share price of $15.00 (Tranche 2), or 18 months after closing of the transaction, 1.4M Unit Purchase Options to purchase units at a price of $10.00 and 26.0M warrants (public and private) to purchase common shares at a share price of $11.50; (7) TPx net debt as of September 30, 2018

38

TPX

Attractive Valuation Relative to Peers TEV / 2019E Revenue Median: 3.8x 10.0x 8.2x 8.0x 6.0x 5.0x 5.0x 4.0x 2.6x 2.0x 1.5x 2.0x 0.0x TEV / 2019E Adjusted EBITDA 20.0x Median: 11.3x NM 13.5x 14.1x 15.0x 8.0x 9.1x 10.0x 5.0x 0.0x (5.0x) NM TEV / 2019E Adjusted EBITDA Less Capex NM 20.0x Median: 14.5x 17.5x 16.0x 15.0x 12.9x 11.8x 10.0x 5.0x 0.0x (5.0x) (1) NM Source: Company, Wall Street consensus estimates (Bloomberg) as of 01/29/19 Note: Market data as of 01/29/19; Multiples greater than 50.0x or less than 0.0x are considered “NM” and are not factored into median calculations (1) Multiple calculated using organic capex 39

Peer Analysis 2017A – 2019E Revenue CAGR Median: 14% 60% 49% 45% 28% 30% 16% 8% 11% 15% 7% 0% (1) (2) 2019E Gross Margin Median: 59% 100% 77% 77% 80% 59% 59% 60% 53% 49% 40% 20% 0% 2019E Adjusted EBITDA Margin Median: 17% 50% 37% 40% 28% 30% 19% 20% 12% 15% 10% 0% -10% (2%) Source: Company, Wall Street consensus estimates (Bloomberg) as of 01/29/19, SEC filings Note: Margins less than 0% are not factored into median calculations (1) TPx Managed Services; (2) The vast majority of GTT’s 2018 revenue growth is inorganic 40

Company Highlights Market-leading Provider of Managed Cloud Communications, IT and Cloud Solutions Addressing Large, High Growth Cloud Services Markets Solving Complex Collaboration Challenges of Mid-size Enterprises; Customers’ Trusted Technology Advisor Broad and Diverse Solutions Portfolio; Comprehensive Suite of UCaaS and Managed IT Services Large Customer Base with Proven Ability to Upsell; Strong Pipeline of Opportunities Consistent Organic and Inorganic Growth, Robust Margins, Successful Land & Expand and Multiple Growth Vectors Visionary and Experienced Management Team that has Out-executed Competition 41

Appendix

Unique Platform Built to Address the Multi-location and Mid-sized Enterprise Growing Acceptance of Moving to the Cloud Creates Opportunity for TPx CHALLENGES CHALLENGES Increasing Managed Managed Highly mobile complexity in Network Communications workforce with network and integration application requirements management Multi-location Mid-Sized Enterprises Managed Managed Security IT CHALLENGES CHALLENGES Cybersecurity threats TPx is one of the very few providers Little to no internal IT occurring at an capable of addressing these converging resources or cannot afford alarming rate / challenges for mid-sized enterprises to maintain staff to keep affecting businesses up of all sizes TPx acts as its customers’ trusted advisor and outsourced IT department 43

Delivering Strategic Value Through an Extensive Portfolio of Services & Solutions Services Offerings 2018E Metrics ($ in ‘000s) Complete cloud networking, monitoring and Managed Revenue: $263,053 management Network & IT % of Revenue Mix: 38% Services Managed firewalls, servers, SD-WAN, workstations GM: 47% and Office 365 Full cloud-based UC offering (call, chat, video and Managed Revenue: $124,345 Services % Unified collaboration) on business phones, desktop and mobile % of Revenue Mix: 18% of Total Communications GM: 66% Revenue: Complete call center solution 59% Customers with premier account management Revenue: $23,896 Other Managed services, premises-based call center solutions and % of Revenue Mix: 3% Services other customized applications and support GM: 41% Revenue: $241,653 Business Includes voice and internet access services to on- % of Revenue Mix: 35% Services premises PBX customers GM: 43% Wholesale, usage and non-recurring revenue and Revenue: $39,457 Wholesale payphone/residential % of Revenue Mix: 6% & Other Inter-carrier compensation GM: 66% Source: Company 44

Awards and Recognitions 2017 TMC PHONE+ Top 15 2017 TMC Unified #4 on Selling Power’s 50 Multiple MEF CE 2.0 Communications Channel Managers Communications Best Companies Certifications Solutions Product of the Product of the Year to Sell For Year – ITx for WAN Unified Communications 2017, 2016 ChannelVision INTERNET INTERNET CIO Review’s 20 Most TMC Labs 2015 Visionary Spotlight Award TELEPHONY 2016 TELEPHONY Fixed Promising 2015 Unified Innovation Award for Unified Communications Wireless 2015 Excellence Communications Fixed Wireless Product of the Year Award Solutions Providers Connectivity Solution 45

Financial Summary ($ in thousands) Actual Actual Actual Forecast Forecast Forecast Forecast Forecast 2015A 2016A 2017A 2018E 2019E 2020E 2021E 2022E Revenues $ 618,219 $ 637,521 $ 678,959 $ 692,433 $ 707,345 $ 723,664 $ 747,155 $ 791,985 Cost of Revenues 275,623 291,443 321,169 335,878 330,549 328,678 329,770 340,844 Selling General & Administrative 217,661 229,568 251,028 248,305 242,353 248,867 255,401 271,200 Gain on Fiber Sales - - - (11,222) - - - -Depreciation & Amortization 90,992 91,958 95,208 91,708 82,318 73,716 65,025 57,386 Income from Operations 33,943 24,551 11,554 27,764 52,125 72,403 96,959 122,556 Other (Income) Expense Loss on extinguishment of debt - - 4,120 - - - - - Interest Expense, Net 38,581 41,152 46,650 49,963 49,061 50,418 48,942 46,956 Total Other Expense 38,581 41,152 66,492 49,963 49,061 50,418 48,942 46,956 Income (Loss) Before Income Taxes (4,638) (16,601) (54,938) (22,199) 3,064 21,985 48,018 75,600 Provision for Income Taxes 947 1,156 144 1,925 2,158 2,585 2,973 3,836 Net Income (Loss) $ (5,585) $ (17,757) $ (55,082) $ (24,122) $ 906 $ 19,400 $ 45,045 $ 71,764 Source: Company 46

Reconciliation of GAAP Operating Income to Adjusted EBITDA ($ in thousands) Actual Actual Actual Forecast Forecast Forecast Forecast Forecast 2015A 2016A 2017A 2018E 2019E 2020E 2021E 2022E Operating Income Before Depreciation and Amortization $ 124,935 $ 116,510 $ 106,762 $ 119,472 $ 134,443 $ 146,119 $ 161,984 $ 179,942 Deferred revenue adjustment - 2,453 - - - - - -Stock-based compensation 70 436 885 239 300 300 300 300 Other 1,304 249 (33) (683) (1,236) (365) (365) (365) Non-cash adjustments 1,373 3,138 851 (444) (936) (65) (65) (65) Non-recurring integration and acq SG&A costs 2,817 6,304 13,900 14,171 1,682 - - -Non-recurring carrier costs 1,548 1,615 5,109 4,933 - - - -Gain on Sale of Fiber Assets - - - (11,222) - - - -Professional advisory / extraordinary legal 1,513 4,647 2,788 976 527 - - - One-time cash adjustments 5,878 12,566 21,797 8,858 2,209 - - - Director fees 1,289 3,038 2,836 1,407 1,325 1,325 1,325 1,325 Adjusted EBITDA $ 133,475 $ 135,251 $ 132,246 $ 129,292 $ 137,041 $ 147,379 $ 163,244 $ 181,201 Inter-carrier Compensation (ICC) Revenue(1) $ 9,800 $ 7,973 $ 5,490 $ 3,965 $ 3,269 $ 2,668 $ 2,377 $ 2,031 Source: Company (1) ICC has a 95% contribution to EBITDA 47

YTD 2018 Supplemental Financial Information

($ in millions)	Actual Q1 2018	Actual Q2 2018	Actual Q3 2018	Actual Q3 2018 YTD	Q3 2018 vs. Q2 2018 Inc (Dec) $	Q3 2018 vs. Q2 2018 Inc (Dec) %	Q3 2018 vs. Q3 2017 Inc (Dec) $	Q3 2018 vs. Q3 2017 Inc (Dec) %
REVENUE								
MANAGED SERVICES								
Managed Network and IT Services	62.5	64.3	66.9	193.7	2.7	4.2%	9.1	15.8%
UCaaS Services	30.6	29.8	30.8	91.1	1.0	3.3%	7.6	33.0%
Other Managed Services	6.3	6.0	6.5	18.8	0.5	7.5%	(0.5)	-7.6%
Managed Services	**99.4**	**100.0**	**104.2**	**303.6**	**4.1**	**4.1%**	**16.2**	**18.4%**
% Managed Service of Total	*56.9%*	*57.7%*	*60.9%*	*58.5%*		*3.2%*		*9.1%*
BUSINESS SERVICES								
Business Services	**65.2**	**63.3**	**57.1**	**185.6**	**(6.2)**	**-9.8%**	**(14.6)**	**-20.4%**
% Business Service of Total	*37.3%*	*36.5%*	*33.4%*	*35.7%*		*-3.1%*		*-8.8%*
Wholesale/Other	**10.1**	**10.1**	**9.8**	**29.9**	**(0.3)**	**-3.0%**	**(0.4)**	**-4.2%**
Total	**174.7**	**173.4**	**171.0**	**519.1**	**(2.4)**	**-1.4%**	**1.1**	**0.7%**
GROSS PROFIT								
MANAGED SERVICES								
Managed Services	54.5	55.8	58.3	168.7	2.5	4.4%	10.9	23.1%
Business Services	29.7	28.6	24.6	82.9	(4.0)	-13.9%	(10.1)	-29.0%
Wholesale/Other	6.9	6.9	6.5	20.3	(0.3)	-4.4%	(0.5)	-7.7%
Total	**91.2**	**91.3**	**89.5**	**271.9**	**(1.8)**	**-2.0%**	**0.3**	**0.4%**
GROSS MARGIN								
MANAGED SERVICES								
Managed Network and IT Services	49.3%	50.4%	51.4%	50.4%		1.0%		2.2%
UCaaS Services	68.0%	69.4%	68.0%	68.5%		-1.4%		1.1%
Other Managed Services	46.1%	46.1%	45.7%	46.0%		-0.4%		-3.3%
Managed Services	**54.9%**	**55.8%**	**56.0%**	**55.6%**		**0.2%**		**2.1%**
BUSINESS SERVICES								
Business Services	**45.6%**	**45.2%**	**43.1%**	**44.7%**		**-2.0%**		**-5.2%**
Wholesale/Other	**68.3%**	**68.1%**	**67.2%**	**67.9%**		**-1.0%**		**-2.5%**
Total	**52.2%**	**52.6%**	**52.3%**	**52.4%**		**-0.3%**		**-0.2%**

Note: Shift to device installment sales policy resulted in a one-time step up in Q1 2018 revenue and gross profit of $3.3m and $1.8m, respectively, related to Q4 2017 installations. Q2 2018 had an additional one-time step up in revenue and gross profit of $1.0M and $0.8M, respectively, related to Q1 2018 installations. Q3 2018 financial performance reflects a catch up in delayed churn due to integration of processes and systems which impacted revenue and gross profit by approximately $0.5m.

48

2017 – Q3 2018 Supplemental Financial Information

Summary Financial Results ($ in thousands)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	2017	Q1 2018	Q2 2018	Q3 2018	Q3 2018 LTM	Q3 2018 vs Q3 2017 YoY Inc (dec) - $	Q3 2018 vs Q3 2017 YoY Inc (dec) - %
Summary Financial Results											
Managed Services	$ 85,449	$ 87,868	$ 87,951	$ 91,454	$ 352,722	$ 99,424	$ 100,038	$ 104,157	395,073	$ 16,206	18.4%
Business Services	72,947	72,155	71,733	67,506	284,341	65,160	63,326	57,092	253,084	(14,641)	-20.4%
SMB Revenue	158,397	160,022	159,685	158,960	637,064	164,584	163,364	161,249	648,156	1,564	1.0%
Wholesale	9,372	9,082	8,847	8,842	36,143	8,962	8,989	8,746	35,539	(101)	-1.1%
Inter-Carrier Compensation (CABS)	1,615	1,517	1,268	1,091	5,490	1,120	1,027	965	4,202	(303)	-23.9%
Payphone & Residential	73	72	65	51	261	42	42	41	176	(24)	-36.9%
Revenues	$ 169,457	$ 170,693	$ 169,865	$ 168,944	$ 678,959	$ 174,708	$ 173,423	$ 171,001	$ 688,074	1,136	0.7%
Cost of Revenues	76,777	78,482	80,712	80,088	316,060	83,544	82,146	81,528	327,306	816	1.0%
Gross Profit	92,680	92,211	89,153	88,855	362,899	91,164	91,277	89,473	360,768	320	0.4%
Gross Profit Margin	54.7%	54.0%	52.5%	52.6%	53.4%	52.2%	52.6%	52.3%	52.4%	-0.2%	
SG&A	57,048	58,089	56,891	58,584	230,612	58,320	58,030	56,979	231,912	88	0.2%
Adjusted EBITDA	$ 35,632	$ 34,121	32,262	30,271	132,287	32,844	33,247	32,495	$ 128,857	$ 234	0.7%
Adj. EBITDA Margin	21.0%	20.0%	19.0%	17.9%	19.5%	18.8%	19.2%	19.0%	18.7%		
Financial Statistics											
Capex	18,449	20,688	18,418	21,416	78,972	13,054	15,961	16,767	67,198	(1,651)	-9.0%
Integration Capex	(1,989)	(2,214)	(1,437)	(2,419)	(8,059)	(1,723)	(880)	(2,355)	(7,378)	(918)	-63.9%
Organic Capex	16,461	18,475	16,981	18,997	70,913	11,331	15,081	14,413	59,821	(2,568)	-15.1%
Organic Capex % of Revenue	9.7%	10.8%	10.0%	11.2%	10.4%	6.5%	8.7%	8.4%	8.7%	-1.6%	
Adj EBITDA - Organic CAPEX	19,172	15,646	15,281	11,274	61,373	21,513	18,166	18,083	69,036	2,802	18.3%
% of Revenue	11.3%	9.2%	9.0%	6.7%	9.0%	12.3%	10.5%	10.6%	10.0%	1.6%	
Net Debt	644,744	673,314	680,757	678,232		677,096	671,715	621,929			

Note: Shift to device installment sales policy resulted in a one-time step up in Q1 2018 revenue and gross profit of $3.3m and $1.8m, respectively, related to Q4 2017 installations. Q2 2018 had an additional one-time step up in revenue and gross profit of $1.0M and $0.8M, respectively, related to Q1 2018 installations. Q3 2018 financial performance reflects a catch up in delayed churn due to integration of processes and systems which impacted revenue and gross profit by approximately $0.5m.

49

TPX

2018E – 2021E Supplemental Financial Information

	Forecast FY 2018	Forecast FY 2019	Forecast FY 2020	Forecast FY 2021	Growth Rates Forecast FY 2018	Growth Rates Forecast FY 2019	Growth Rates Forecast FY 2020	Growth Rates Forecast FY 2021
REVENUE								
Managed Network and IT Services	$263.1	$300.2	$340.6	$381.2	13.7%	14.1%	13.4%	11.9%
UCaaS Services	124.3	155.1	194.2	238.1	33.8%	24.8%	25.2%	22.6%
Other Managed Services	23.9	18.3	13.1	11.3	(16.1%)	(23.4%)	(28.6%)	(13.8%)
Managed Services	**$411.3**	**$473.7**	**$547.9**	**$630.6**	**16.6%**	**15.2%**	**15.7%**	**15.1%**
% Managed Service of Total	*59.4%*	*67.0%*	*75.7%*	*84.4%*				
Business Services, Wholesale & Other	$281.5	$236.4	$180.5	$121.2	(13.7%)	(16.0%)	(23.6%)	(32.9%)
Consolidating Eliminations[1]	(0.6)	(2.7)	(4.7)	(4.6)				
Total	**$692.2**	**$707.4**	**$723.7**	**$747.2**	**1.9%**	**2.2%**	**2.3%**	**3.3%**
Gross Profit	**$361.4**	**$376.9**	**$395.0**	**$417.4**	**(0.4%)**	**4.3%**	**4.8%**	**5.7%**
Gross Margin%	52.2%	53.3%	54.6%	55.9%				
Managed Services	$83.7	$99.9	$122.2	$148.3		19.4%	22.4%	21.3%
Business Services, Wholesale & Other	45.6	37.3	25.1	15.0		(18.2%)	(32.6%)	(40.3%)
Adj EBITDA	**$129.3**	**$137.1**	**$147.4**	**$163.3**	**(8.5%)**	**6.1%**	**7.5%**	**10.8%**
Adj EBITDA as a % of Revenue								
Managed Services	20.3%	21.1%	22.3%	23.5%				
Business Services, Wholesale & Other	16.2%	15.8%	13.9%	12.4%				
Total Adj. EBITDA as a % of Revenue	**18.7%**	**19.4%**	**20.4%**	**21.9%**				
Capex								
Organic Capex	**$55.4**	**$52.5**	**$48.0**	**$46.5**				
Integration Capex	4.4	2.5	2.0	-				
Total Capex	**$59.8**	**$55.0**	**$50.0**	**$46.5**				

(1) Consolidating eliminations adjusts for the intercompany revenue reported in the business services segment revenue line item as a commission earned as an incentive from the managed services segment for accounts that are upsold managed services and converted from business services segment into the managed services segment

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TPX

Investcorp Overview Strong Track Record of Investing in Technology and Tech-enabled Services Companies Founded in 1982 with 30+ years of success in global private equity investing Invested ~$53B since inception with current assets under management of ~$23B 150+ investments in companies across a range of sectors including technology, business services, industrials and consumer retail Partner with exceptional management teams to create value through organic growth, operational improvements and acquisitions Investcorp brings strong operational and execution support to TPx, having supported the company through organic growth initiatives, as well as through several strategic acquisitions which have enabled TPx to scale and transition into a leading national managed services provider 51

World Class Board of Directors (Select Members)

	Photo	Name & Title	Biography
Pensare Acquisition Corp.		**Lawrence E. Mock, Jr.** *Independent Director (Chairman)*	• Co-Founder and Managing Partner, Navigation Capital Partners • Has led 150+ private equity investments with an EV of $15Bn+
Pensare Acquisition Corp.		**Ray Wilkins, Jr.** *Independent Director*	• Former Chairman & CEO, ATT International • Director of Morgan Stanley (NYSE: MS), Valero Energy (NYSE: VLO) and Caterpillar (NYSE: CAT) • Former Director, America Movil (NYSE: AMXL)
Pensare Acquisition Corp.		**Jose Mas** *Independent Director*	• CEO, MasTec (NYSE: MTZ) • Grew MasTec from $700M to $4Bn market cap • Director, Helmerich & Payne (NYSE: HP)
Pensare Acquisition Corp.		**Karl Krapek** *Independent Director*	• Former President, United Technologies (NYSE: UTX) • Lead Director, Prudential Financial (NYSE: PRU) • Director, Northrop Grumman (NYSE: NOC)
Pensare Acquisition Corp.		**Suzanne Shank** *Independent Director*	• Chairman, CEO and majority owner of Siebert Cisneros Shank & Co., a boutique investment bank that has managed or co-managed over $2 trillion in transactions
TPx Communications		**Clark Peterson** *Independent Director*	• Chairman, National Cloud Communications Alliance • Former President and Chief Evangelist, Vonage Business • Former President of Clearwire and Regional President at XO Communications
TPx Communications		**David Tayeh** *Independent Director*	• Head of North American Private Equity at Investcorp • Former Partner, CVC Capital Partners • Director of AlixPartners, United Talent Agency, KS Group, ICR, PRO Unlimited and Paper Source
TPx Communications		**Pete Wilson** *Independent Director*	• Principal, Wilson Walsh George Ross Consulting LLC; Director, NIC Inc. (NASDAQ: EGOV) and the Irvine Company • Former California Governor and US Senator • Former Director, IDT Entertainment (NYSE: IDT); Advisory Board Member, Thomas Weisel Partners

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